                       ASSOCIATED NATURAL GAS CORPORATION
                           370 17TH STREET, SUITE 900
                             DENVER, COLORADO 80202

                               November 29, 1994

To Our Stockholders:

     As described in the Joint Proxy Statement/Prospectus of Panhandle Eastern Corporation and Associated Natural Gas Corporation dated November 15, 1994 recently delivered to you, Panhandle, ANGC and the directors of ANGC are defendants in certain litigation in the Delaware Court of Chancery filed on behalf of stockholders of ANGC in connection with the proposed merger of a subsidiary of Panhandle with ANGC.

     As described in the accompanying Supplement, the parties have agreed to settle the litigation, subject to certain conditions, including court approval. As a result of the settlement, the Merger Agreement among Panhandle, its subsidiary and ANGC has been amended in certain respects, and the parties have agreed on certain other matters, all as described in the Supplement. A copy of the amendment to the Merger Agreement is attached to the accompanying Supplement as Appendix A thereto.

     Please read the accompanying Supplement carefully. If you have any questions prior to the Special Meeting or need further assistance, please call Corporate Investor Communications, Inc., who is assisting in connection with the Special Meeting, at 1-(800)-346-7885.

     If you have not already done so, please complete and return the proxy or voting instruction card previously delivered to you. Registered stockholders who have misplaced their proxy card, or wish to change their vote and need another proxy card, may call the Company's Secretary at (303) 595-3331 for assistance. Banks, brokers, dealers and other fiduciaries may contact Corporate Investor Communications, Inc. at 1-(800)-346-7885.

                                          Sincerely,

                                      /s/ CORTLANDT S. DIETLER

                                          CORTLANDT S. DIETLER
                                          Chairman and Chief Executive Officer
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                         PANHANDLE EASTERN CORPORATION
                       ASSOCIATED NATURAL GAS CORPORATION

                  JOINT PROXY STATEMENT/PROSPECTUS SUPPLEMENT

     This Joint Proxy Statement/Prospectus Supplement (this "Supplement") amends and supplements the Joint Proxy Statement/Prospectus of Panhandle Eastern Corporation and Associated Natural Gas Corporation dated November 15, 1994 (the "Joint Proxy Statement/Prospectus"). Capitalized terms used herein without definition are defined in the Joint Proxy Statement/Prospectus and are used herein as so defined.

     On November 28, 1994, the Defendants in the Actions described under the caption "Certain Litigation" in the Joint Proxy Statement/Prospectus and the plaintiffs in those Actions, through their respective attorneys, signed a Stipulation and Agreement of Compromise, Settlement & Release (the "Settlement Agreement") settling the Actions, subject to certain conditions, including court approval. Pursuant to the Settlement Agreement, the parties to the Agreement and Plan of Merger dated as of October 9, 1994 (the "Merger Agreement") among Panhandle Eastern Corporation ("Panhandle"), Panhandle Acquisition Two, Inc. and Associated Natural Gas Corporation ("ANGC") have entered into an amendment to the Merger Agreement, and Panhandle and ANGC have entered into an amendment to the Stock Option Agreement dated as of October 9, 1994 (the "Stock Option Agreement") between Panhandle and ANGC. The Defendants have also agreed not to oppose an award of attorneys' fees to plaintiffs' counsel not in excess of $400,000, and to reimburse certain expenses of the plaintiffs. All such attorneys' fees and expenses will be paid by ANGC.

     The amendment to the Merger Agreement provides for an additional condition to the obligation of ANGC to consummate the Merger contemplated by the Merger Agreement, which condition requires that ANGC receive the written opinion of Dillon, Read & Co. Inc. (which may be in the form of a confirmation, as of the date of the ANGC Special Meeting, of Dillon Read's opinion delivered to the Board of Directors of ANGC on October 9, 1994) to the effect that, as of the date of the ANGC Special Meeting, the consideration to be received by the holders of ANGC Common Stock in the Merger is fair, from a financial point of view, to such holders. Such amendment also provides ANGC the right to terminate the Merger Agreement, as amended, if it does not receive such opinion, and provides that if the Merger Agreement is so terminated and if at the time of the ANGC Special Meeting there is a Competing Transaction, ANGC will pay to Panhandle the previously negotiated termination fee of $20,000,000. A copy of the amendment to the Merger Agreement is attached to this Supplement as Appendix A, and is incorporated herein by reference. Certain terms of the Merger Agreement are described under the caption "Certain Terms of the Merger Agreement" in the Joint Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached as Appendix I thereto.

     The amendment to the Stock Option Agreement provides that the exercise price of $39.00 per share with respect to the 3,007,948 shares of ANGC Common Stock covered thereby will be adjusted under certain circumstances so that the excess of the Closing Price (as defined therein) of ANGC Common Stock over such exercise price will not exceed $2.00 per share, instead of $3.50 per share as originally set forth in the Stock Option Agreement. Additionally, the Stock Option Agreement, as amended, would become exercisable upon a termination of the Merger Agreement, as amended, by ANGC if ANGC did not receive the written opinion of Dillon Read described above and if at the time of the ANGC Special Meeting there is a Competing Transaction. The original terms of the Stock Option Agreement are described under the caption "Stock Option Agreement" in the Joint Proxy Statement/Prospectus.

     Only holders of record of shares of Panhandle Common Stock at the close of business on November 11, 1994 are entitled to vote at the Panhandle Special Meeting, and only holders of record of shares of ANGC Common Stock at the close of business on November 11, 1994 are entitled to vote at the ANGC Special Meeting. Votes cast at the ANGC Special Meeting will be deemed cast with respect to approval and adoption of the Merger Agreement, as amended, and votes cast at the Panhandle Special Meeting will be deemed cast with respect to the issuance and reservation for issuance of Panhandle Common Stock pursuant to the Merger Agreement, as amended. If you have misplaced your copy of the Joint Proxy Statement/Prospectus or accompanying proxy card, or if you have executed and returned a proxy and wish to revoke it before it is voted at the appropriate Special Meeting on December 15, 1994, you may receive another copy of the Joint Proxy Statement/Prospectus or another proxy card by contacting, in the case of Panhandle stockholders, Robert W. Reed, Secretary, Panhandle Eastern Corporation, 5400 Westheimer Court, P.O. Box 1642, Houston, Texas 77251-1642 (telephone (713) 627-5400) or, in the case of ANGC stockholders, Erik B. Carlson, General Counsel and Secretary, Associated Natural Gas Corporation, 370 17th Street, Suite 900, Denver, Colorado 80202 (telephone (303) 595-3331).
                             ---------------------
                THE DATE OF THIS SUPPLEMENT IS NOVEMBER 29, 1994

                                                                      APPENDIX A

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment to Agreement and Plan of Merger, dated as of November 28, 1994 (this "Amendment"), is by and among Panhandle Eastern Corporation, a Delaware corporation ("PEC"), Panhandle Acquisition Two, Inc., a Delaware corporation and wholly owned subsidiary of PEC ("Merger Sub"), and Associated Natural Gas Corporation, a Delaware corporation ("ANGC").

     WHEREAS, the parties hereto are parties to that certain Agreement and Plan of Merger dated as of October 9, 1994 (the "Merger Agreement");

     WHEREAS, PEC and ANGC are parties to that certain Stock Option Agreement dated as of October 9, 1994 (the "PEC Option Agreement");

     WHEREAS, pursuant to Section 8.03 of the Merger Agreement, the parties desire to amend the Merger Agreement;

     WHEREAS, pursuant to the terms of the PEC Option Agreement, the parties thereto are, as of the date hereof, entering into an amendment to the PEC Option Agreement (which PEC Option Agreement, as amended by such amendment, is referred to herein as the "Amended PEC Option Agreement"); and

     WHEREAS, the respective Boards of Directors of each of the parties have approved this Amendment;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms used in this Amendment without definition are defined in the Merger Agreement and are used herein with the same meanings ascribed to such terms in the Merger Agreement.

     2. Section 7.03 of the Merger Agreement is hereby amended by adding the following subsection thereto:

        "(g) Dillon, Read & Co. Inc. shall have delivered to ANGC its written opinion (which may be in the form of a confirmation, as of the date of the ANGC Stockholders Meeting, of its opinion referred to in Section
        3.25 hereof) to the effect that, as of the date of the ANGC Stockholders Meeting, the Merger Consideration to be received by the holders of ANGC Common Stock in the Merger is fair, from a financial point of view, to such holders."

     3. Section 8.01 of the Merger Agreement is hereby amended by deleting the word "or" at the end of subsection (h) thereof, by deleting the period at the end of subsection (i) thereof and substituting the phrase "; or" in the place of such period, and by adding the following subsection to Section 8.01:

        "(j) by ANGC, if the condition set forth in Section 7.03 (g) hereof shall not have been satisfied as of the date of the ANGC Stockholders Meeting; provided, that ANGC shall not have taken any action, or omitted to take any action, which would prevent such condition from being satisfied."

     4. Section 8.05(c) of the Merger Agreement is hereby amended by deleting the word "or" at the end of clause (iv) thereof, by adding the word "or" at the end of clause (v) thereof, and by adding the following clause (vi) immediately following such clause (v):

        "(vi) Section 8.01(j) and at the time of the ANGC Stockholders Meeting there shall exist a Competing Transaction;"

     5. All references to the PEC Option Agreement contained in the Merger Agreement shall, unless the context otherwise requires, be deemed to be references to the Amended PEC Option Agreement.

     6. The Merger Agreement, as amended by this Amendment, shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            PANHANDLE EASTERN CORPORATION

                                            By:   /s/  PAUL M. ANDERSON
                                               _______________________________

                                            PANHANDLE ACQUISITION TWO, INC.

                                            By:   /s/  PAUL M. ANDERSON
                                               _______________________________

                                            ASSOCIATED NATURAL GAS CORPORATION


                                            By:  /s/  DONALD H. ANDERSON
                                               _______________________________


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